Exhibit 10.1

Second Amended and Restated Note and Security Agreement

Winston-Salem, North Carolina

Date June 30, 2006	Up to $3,159,156.49

FOR VALUE RECEIVED, Targacept, Inc., a corporation organized and existing under the laws of the State of Delaware with its principal executive office located at 200 East First Street, Suite 300, Winston-Salem, North Carolina 27101-4165 (hereinafter the “Borrower”), hereby promises to pay to the order of R. J. Reynolds Tobacco Holdings, Inc. (hereinafter the “Lender”) at its office where borrowed, or at such other place as Lender hereafter may direct from time to time in writing, in immediately available funds of lawful money of the United States, the sum of Three Million One Hundred Fifty-Nine Thousand One Hundred Fifty-Six and 49/100 Dollars (or the unpaid principal amount of all advances which the Lender actually makes hereunder to the Borrower, whichever is less) together with any unpaid interest hereon from date of advance, in accordance with the terms contained in this Second Amended and Restated Note and Security Agreement (hereinafter referred to as this “Note”). The principal evidenced by this Note shall be advanced periodically from time to time in accordance with the terms of this paragraph in up to six disbursements (each such disbursement is referred to herein as a “Tranche”). The first Tranche (i) was in the original principal amount of $2,500,000, (ii) was advanced to the Borrower on May 1, 2002, (iii) as of the date hereof has an outstanding principal balance of $0.00 and (iv) was repaid in full by Borrower as of May 1, 2006 (the “First Tranche”). The second Tranche (i) is in the original principal amount of $1,027,000, (ii) was advanced to the Borrower on April 1, 2004, (iii) as of the date hereof has an outstanding principal balance of approximately $500,631.63 and (iv) is payable in accordance with the terms set forth herein (the “Second Tranche”). The third Tranche (i) is in the original principal amount of $973,000, (ii) was advanced to the Borrower on December 23, 2004, (iii) as of the date hereof has an outstanding principal balance of approximately $658,524.86 and (iv) is payable in accordance with the terms set forth herein (the “Third Tranche”). The First Tranche, the Second Tranche and the Third Tranche are herein referred to collectively as the “Existing Tranches.” The Lender acknowledges that the First Tranche, including all outstanding principal and accrued interest, was repaid and satisfied in full as of May 1, 2006, and that the Borrower is current as of the date of this Note with all payments due with respect to the Second Tranche and the Third Tranche. The remaining principal amount evidenced by this Note may be advanced in up to three Tranches, the aggregate principal amount of which shall not exceed $2,000,000 (referred to herein individually as an “Additional Tranche” and collectively referred to herein as the “Additional Tranches”).

Upon written request of the Borrower, which shall be made in writing and delivered to the Lender on a business day not more than 45 nor fewer than 5 business days prior to the desired date of disbursement, the Lender shall, subject to the terms and conditions set forth herein, advance an Additional Tranche to the Borrower provided that: (1) such written request shall set forth the principal amount of the proposed Additional Tranche, the proposed date of disbursement of the Additional Tranche and a description of the equipment, goods and other property purchased or to be purchased with the proceeds of such Additional Tranche; (2) in no event shall (a) the Lender be obligated to advance more than three Additional Tranches, or (b) the aggregate initial principal amount of all Additional Tranches exceed $2,000,000, or (c) the aggregate principal amount of the Existing Tranches and all Additional Tranches outstanding on or after the date hereof exceed $3,159,156.49; (3) the Borrower’s written request may be made only so long as an Event of Default has not occurred hereunder and must be delivered to the Lender such that the date that such Additional Tranche is disbursed occurs on or before the date that is one (1) year after the date of this Note. The Collateral securing the Tranches shall be evaluated by Lender at the time of each requested disbursement of an Additional Tranche to determine whether the Collateral has sufficient value to secure such Additional Tranche. In the event Lender makes a good faith determination that the Collateral is not of sufficient value to secure such Additional Tranche, Lender shall postpone disbursement of the Additional Tranche until such time that Lender determines in good faith that the Collateral has sufficient value to secure it. Lender shall use its best efforts to make such determinations in a timely manner. On the date that each Additional Tranche is advanced, the Borrower and the Lender shall execute a schedule supplementing Exhibit A to this Note, as the Lender shall reasonably request, to add additional Collateral that is to secure the Tranches, if any, confirm the outstanding principal amount of the outstanding Tranches and to evidence the rate of interest applicable to the Additional Tranche and the repayment dates for the Additional Tranche, and each such supplemental schedule shall thereupon become part of this Note.

Repayment:

The Second Tranche shall be paid in 48 equal monthly payments of $24,057.96 beginning May 1, 2004 and continuing on the first day of each month thereafter until April 1, 2008 when the entire outstanding principal amount of such Second Tranche then outstanding and all accrued but unpaid interest shall be paid in full.

The Third Tranche shall be paid in 48 equal monthly payments of $23,250.07 beginning February 1, 2005 and continuing on the first day of each month thereafter until January 1, 2009 when the entire outstanding principal amount of such Third Tranche then outstanding and all accrued but unpaid interest shall be paid in full.

Each Additional Tranche shall be repaid in 48 equal monthly payments based on a 48-month amortization schedule beginning on the first day of the first calendar month that begins after the date such Additional Tranche is advanced and continuing on the first day of each month thereafter until the 48th month thereafter when the entire outstanding principal amount of such Additional Tranche then outstanding and all accrued but unpaid interest shall be paid in full.

If advances of the principal amount hereof are to be made by Lender to the Borrower after the date of this Note, Lender, at its sole discretion, is hereby authorized to make such advances under this Note upon telephonic or written communication of a borrowing request from any person representing himself or herself to be the Borrower or, in the event the Borrower is an organization, a duly authorized officer or representative of Borrower.

Interest:

Payable:

☒ in arrears.

☒ At the fixed rate per annum of 5.87% for the Second Tranche.

☒ At the fixed rate per annum of 6.89% for the Third Tranche

☒ At an interest rate(s) per annum for each Additional Tranche established on the date such Applicable Tranche is advanced that approximates the hypothetical 4-year U.S. Treasury rate (determined as of the day the Applicable Tranche is advanced) plus 2.50%.

In no case shall interest exceed the maximum rate permitted by applicable law.

In addition to any other collateral specified herein, to secure the indebtedness evidenced by this Note, together with any extensions, modifications, or renewals thereof, in whole or in part, as well as all other indebtedness, obligations and liabilities of the Borrower to the Lender, now existing or hereafter incurred or arising (hereinafter sometimes referred to as the “Obligations”), but excluding any obligations to Lender in its capacity as a holder of equity securities of Borrower, the Borrower does hereby grant to the Lender a security interest in and to, and does hereby assign, pledge, transfer and convey to Lender, the property set forth on Exhibit A hereto, as such Exhibit shall be supplemented from time to time, together with any and all additions and accessions thereto or replacements thereof and any products and/or proceeds of any of the foregoing (the “Collateral”). If, with respect to any Collateral in the form of investment securities, a stock dividend is declared or any stock split-up made or right to subscribe issued, all the certificates for the shares representing such stock dividend or split-up or right to subscribe will be immediately delivered, duly endorsed, to the Lender as additional Collateral.

The Lender shall have, but shall not be limited to, the following rights, each of which may be exercised at any time or from time to time: (i) to transfer this Note and the Collateral, and any transferee shall have all the rights of the Lender hereunder and the Lender shall be thereafter relieved from any liability with respect to any Collateral so transferred; and (ii) to vote any investment securities forming a part of the Collateral.

Borrower will at Lender’s request maintain insurance on the Collateral in amounts at least equal to the fair market value of the Collateral and against casualty, public liability and property damage risks and such other risks as Lender may request. Borrower will pay all premiums for insurance when due. Unless and until requested by Lender, Borrower shall not be required to name Lender as additional insured in such policy or to provide Lender a copy of the policy for or certificate evidencing such insurance, but when and if requested by Lender, the Borrower shall as promptly as reasonably practicable: (i) cause all policies of such insurance to specify that Lender is an additional insured as its interests may appear and to provide that such insurance shall not be cancelable by Borrower or the insurer without at least 30 days advance written notice to Lender and that proceeds are payable to Lender regardless of any act or omission of Borrower which would otherwise result in a denial of a claim; and (ii) deliver all policies or certificates thereof (with copies of such policies) to Lender. In the event any or all of such insurance is cancelled, any returned premium thereon may be collected by Lender and applied by Lender to any part of the Obligations, either matured or unmatured. Lender is authorized to receive the proceeds of any insurance loss and at the option of Lender shall apply such proceeds toward either the repair or replacement of the Collateral or the payment of the Obligations secured hereby. Borrower will also pay all taxes and other impositions on the Collateral as well as the cost of repairs or maintenance to the Collateral. The loss, injury or destruction of the Collateral, with or without the fault of Borrower, shall not release the Borrower from any liability hereunder or in any way affect Borrower’s liability hereunder.

The occurrence of any one or more of the following conditions or events shall constitute an “Event of Default” hereunder: (i) any failure of Borrower to pay any of the Obligations when due or to observe or perform any agreement, covenant or promise hereunder; (ii) any default of Borrower in the payment or performance of any other liabilities, indebtedness or obligations to Lender or to allow or permit any other liabilities, indebtedness or obligations to Lender to be accelerated; (iii) any failure of Borrower to observe or perform any agreement, covenant or promise contained in any agreement, instrument or certificate executed in connection with the granting of a security interest in property to secure the Obligations; (iv) any warranty, representation or statement made or furnished to the Lender by or on behalf of Borrower in connection with the loan evidenced by this Note proving to have been false in any material respect when made or furnished; (v) any loss, theft, substantial damage, destruction, sale, foreclosure of or encumbrance to any of the Collateral, or the making of any levy, seizure or attachment thereof or thereon or the rendering of any judgment or lien or garnishment or attachment against Borrower; or (vi) the dissolution, liquidation or winding up of Borrower, or the insolvency, or appointment of a receiver of any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding under any bankruptcy or insolvency laws, state or federal, by or against, the Borrower.

Upon the occurrence of an Event of Default (and the expiration of any applicable notice and/or grace periods), to the extent permitted by law, the Lender at its option may declare all of the Obligations to be immediately due and payable, all without notice or demand, and shall have in addition to and independent of the right to declare the Obligations to be due and payable and any other rights of the Lender under this Note or any other agreement with Borrower, the remedies of a secured party under the Uniform Commercial Code as in effect in North Carolina (the “Code”), including, without limitation thereto, the right to take possession of the Collateral, or the proceeds thereof and to sell or otherwise dispose thereof, and for this purpose, to sign in the name of Borrower any transfer, conveyance or instrument necessary or appropriate in order for the Lender to sell or dispose of any of the Collateral, and the Lender may, so far as the Borrower can give authority therefor, enter upon the premises on which the Collateral or any part thereof may be situated and remove the same therefrom, without being liable in any way to Borrower on account of entering any premises. The Lender may require the Borrower to assemble the Collateral and make the Collateral available to the Lender at a place to be designated by the Lender which is reasonably convenient to both parties. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Lender shall give the Borrower written notice of the time and place of any public sale thereof or of the time after which any private sale or other intended disposition thereof is to be made. The requirement of sending reasonable notice shall be met if such notice is mailed, postage prepaid, or otherwise given, to the Borrower at the last address shown on the Lender’s records at least ten (10) days before such disposition. Lender shall comply with all applicable state or federal law requirements in connection with a disposition of the Collateral.

The rights of the Lender specified herein shall be in addition to, and not in limitation of, the Lender’s rights under the Code, or any other statute or rules of law conferring rights similar to those conferred by the Code, and under the provisions of any other instrument or agreement executed by the Borrower to the Lender. All prior agreements to the extent inconsistent with the terms of this Note shall be construed in accordance with the provisions hereof. Any rights or remedies of the Lender may be exercised or taken in any order or sequence whatsoever, at the sole option of the Lender. This agreement shall bind and inure to the benefit of the heirs, legatees, executors, administrators and assigns of Lender and Borrower.

The security agreement set forth herein and the security interest in the Collateral created hereby shall terminate only when all of the Obligations have been paid in full. No waiver by the Lender of any default shall operate as a waiver of any other default or of the same default on a future occasion. All rights of the Lender hereunder shall inure to the benefit of its successors and assigns, and all obligations of the Borrower shall bind the heirs, legal representatives, successors and assigns of the Borrower. Borrower and each endorser, surety or guarantor of this Note, whether bound by this or by separate instrument or agreement, shall be jointly and severally liable for the indebtedness evidenced by this Note and hereby severally (i) waive presentment for payment, demand, protest, notice of nonpayment or dishonor and of protest and any and all other notices and demands whatsoever; to the fullest extent permitted by applicable law; and (ii) consent that at any time, or from time to time, payment of any sum payable under this Note may be extended without notice whether for a definite or indefinite time. The Borrower shall pay to Lender on demand all expenses, including reasonable attorneys’ fees and expenses, incurred by Lender in any way arising from or relating to the enforcement or attempted enforcement of the Note and any related guaranty, collateral document or other document and the collection or attempted collection, whether by litigation or otherwise, of this Note. Time is of the essence.

This Note evidences the indebtedness heretofore evidenced by, and amends and restates in its entirety, the Amended and Restated Note and Security Agreement dated as of January 30, 2004 made by the Borrower in favor of the Lender (the “First Amended Note”), which First Amended Note amended and restated in its entirety the Note and Security Agreement dated as of May 1, 2002 made by the Borrower in favor of the Lender. This Note is not in payment or satisfaction of the First Amended Note nor is this Note in any way intended to constitute a novation of the First Amended Note.

This Note, and the rights and obligations of the parties hereunder, shall be governed and construed in accordance with the laws of the State of North Carolina, except to the extent that the Code provides for the application of other law with respect to the Collateral.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Borrower and the Lender have executed this Note under seal the day and year set forth above.

Borrower:

Attest:		TARGACEPT, INC.

	/s/ Peter Zorn	By:	/s/ Alan A. Musso
Title:	Assistant Secretary	Title:	Vice President & Chief Financial Officer
[Corporate Seal]

Lender:

Attest:		R. J. REYNOLDS TOBACCO HOLDINGS, INC.

	/s/ McDara P. Folan III	By:	/s/ Daniel Fawley
Title:	Secretary	Title:	SVP + Treasurer
[Corporate Seal]

Second Amended and Restated Note and Security Agreement of

Targacept, Inc. in favor of R.J. Reynolds Tobacco Holdings, Inc. dated June 30, 2006

Form of Supplemental Schedule to Exhibit A

Additional Collateral:

Attach spreadsheet including, without limitation:

1. Number of Additional Tranche

2. Date of Additional Tranche

3. Interest Rate Applicable to Additional Tranche

4. First Payment of Additional Tranche Due

5. Last Payment of Additional Tranche Due

6. Amount of Each Monthly Payment in respect of Additional Tranche

7. Aggregate Amount of Each Monthly Payment in respect of all Tranches

8. Aggregate Principal Amount Outstanding on all Tranches

EXHIBIT A

COLLATERAL LIST

ADDED WITH SECOND TRANCHE
6/1/03	3110 Lab Incurabor T/C CO2	$4,501.71
4/1/03	Module B R200C, J/B,24/40, 115V	$1,695.96
4/1/03	Module A R200C, J/B,24/40, 115V	$1,702.38
4/14/03	Synergi 6-Column S.S. 4 Line BCD Ctrl	$3,640.25
4/22/03	Empower Powerstation	$28,527.62
4/21/03	1100 Quaternary Pump w/Degasser	$36,863.74
5/29/03	Titrando 809 PC Control A2/20	$12,302.50
5/15/03	1100 Quanternary Pump w/Degasser, etc.	$41,451.40
7/3/03	Anal Bal 51G x 0.1MG RS232	$960.48
12/17/03	TSQ Quantum Discovery ESI APCI Bundle	$247,250.00
6/5/03	Environ Gard B Air Supply Unit	$2,007.25
6/5/03	Enviro Gard B Exhaust Unit	$2,072.71
3/31/03	Software—Great Plains	$26,400.00
3/31/03	Software—E Procurement	$13,673.00
3/31/03	Knox Server	$12,098.98
3/31/03	Software—PO Processing	$3,478.00
3/31/03	Installation—Great Plains	$39,350.00
5/21/03	Dell Latitude C400	$2,175.33
7/1/03	RSA Server	$1,355.70
9/4/03	Dell Latitude C400	$3,518.12
10/15/03	2000FP, Flat Panel Monitor	$1,154.54
2/1/03	Reference Manager	$1,759.95
5/12/03	RSA AceSVR Dual Most 50U-1SVR	$5,315.52
12/12/03	Cisco Catalyst 3550 48 Port Switch	$3,810.59
3/1/03	Dell Lattitude C840 & Monitor	$2,954.77
6/1/03	Dell Lattitude C840 & 19" Monitor	$2,706.57
6/1/03	Dell Lattitude C840 & 19" Monitor	$2,706.57
10/19/03	2650 Server CD (SAS server)	$8,332.15
4/1/03	Laptop	$2,731.77
4/1/03	Empower compatible computer system	$1,300.93
5/22/03	PAL.HTCO-LEAP	$21,049.83
6/13/03	Waters Server	$4,287.51
4/30/03	319110204 Wallhanging, Quilt "Barred Spiral Galaxy	$2,118.60
12/20/03	Mass Spec	$247,250.00
2/27/02	L-21 Laboratory Ozone Generator	$4,525.00
1/17/02	Mettler Toledo PB1502-S Balance	$1,145.56
1/17/02	Buch/Brinkman Model R-114C Rotary Evaporators (QTY 2)	$7,625.89
3/31/02	Chemical Storage Shelving	$3,140.75
6/1/02	Discover System	$57,277.24
6/11/02	FirstMate Parallel Synthesizer	$3,592.75
5/20/02	Drum Lift Truck	$2,140.78
5/24/02	Z-Spray upgrade for Micromass Quattro II	$27,920.00

EXHIBIT A

COLLATERAL LIST

ADDED WITH SECOND TRANCHE
8/14/02	Digital Vacuum Regulator (QTY 2)	$3,658.79
3/31/02	Biomek Robot	$39,437.14
5/30/02	Lab Incuabor T/C CO2	$5,385.49
3/31/02	Netshelter VX Base Enclosure	$1,456.89
5/2/02	Cisco Catalyst 3548 XI Enterprise	$3,450.00
6/7/02	Sony 50/130G AIT2 EXT SE/LVD	$1,728.00
11/1/02	Atlas 550	$6,059.26
3/31/02	Pinacle Dual Intel PIII 2U Rackmount computer	$1,958.34
4/15/02	AMD Server	$2,468.82
5/21/02	Computer Node & Accessories (QTY 10)	$20,382.50
8/30/02	Evolocity AMD Linux Cluster	$33,531.35
3/31/02	V-1080 Digital Projector	$3,236.00
3/31/02	Microwave	$602.36
3/31/02	Lamps	$770.37
7/1/02	Elevated Closed-Back Sorters—Graphite (QTY 2)	$1,824.23
7/1/02	Storage Consoles 48"x36"—Graphite (QTY 2)	$2,006.58

Subtotal		$1,027,828.52

ADDED WITH THIRD TRANCHE
06/04/04	Dell Latitude D400 1.70 GHz D Peret	$3,224.99
06/07/04	Automated Mouse Hot Plate w/Rotating Rod Apparatus	$24,053.95
06/01/04	Accoustic Startel Apparatus	$23,541.08
07/14/04	Flexstation II w/ laptop	$88,612.50
01/22/04	Bullet Desk—Room 333	$1,046.95
01/22/04	Bridge for desk—Room 333	$319.19
01/22/04	Credenza—Room 333	$817.23
01/22/04	Lateral File—Room 333	$584.15
01/22/04	Lateral Credenza—Room 333	$960.96
01/22/04	Bookcases—Room 333	$879.40
01/22/04	Conference Table—Room 333	$771.72
01/22/04	Keyboard Tray—Room 333	$210.72
01/22/04	Side Chairs—Room 333	$1,863.00
01/22/04	Ergo Chair—Room 333	$309.00
01/18/04	Dell Latitude D400 w/1901 F Monitor Ginn	$3,302.29
01/18/04	Dell Latitude D400 w/ultrasharp 1901F Monitor Wamsley	$3,295.55
01/18/04	Dell Latitude D400 w/ultrasharp 1901F Monitor Biostats	$3,221.74
01/18/04	Dell Latitude D400 w/ultrasharp 1901F Monitor Biostats	$3,221.74
01/18/04	Dell Latitude D400 w/ultrasharp 1901F Monitor Biostats	$3,221.74
01/28/04	Pump 115 60Hz	$2,200.50
02/01/04	Titrando 836—additional amount due to product exchange	$2,068.32
02/03/04	Milli-Q grad bench kit 120v	$4,696.50
03/01/04	Isotemp Flammable Materials Storage	$3,109.51

ADDED WITH THIRD TRANCHE
04/01/04	HSGCFID-Gas Chromatograph	$53,190.03
04/01/04	HPLC-High Pressure Liquid Chromatograph	$41,554.60
08/05/04	HPLC-High Pressure Liquid Chromatograph	$39,465.76
08/02/04	Oven Isotemp	$2,008.05
01/15/04	Netshelter VX Base Enclosure	$2,201.49
01/18/04	Dell Latitude D400 1.70GHz R. Harris	$2,284.47
04/01/04	Cerity—Software and Server	$51,964.00
05/01/04	Dell Precision Workstation 450 2.80 GHz Caldwell	$2,400.02
05/01/04	Dell Precision Workstation 450 2.80 GHz Caldwell	$2,400.01
01/08/04	TSQ Quantum Discovery ESI APCI Bundle	$249,722.50
01/15/04	Uninterruptible Power System	$5,895.23
01/15/04	Suntest CPS+ Exposure System	$13,364.13
01/18/04	Dell Optiplex GX270T w/16 inch monitor not assigned	$1,891.76
02/25/04	SQL Server 2000 STD W/5 CLI ACC	$2,340.85
03/01/04	Blackberries	$7,220.00
03/01/04	Server—Blackberries	$2,575.27
04/30/04	Netshelter Server	$1,591.24
05/06/04	Visual Studio software	$2,436.90
06/18/04	Exchange Server	$7,850.45
06/18/04	Oracle Server	$7,850.45
06/18/04	File & print share server	$7,850.44
06/18/04	Storage Area Network	$47,567.94
06/04/04	Optiplex gX270 2.80GHz-stock	$1,141.70
06/04/04	Optiplex gX270 2.80GHz-stock	$1,141.70
06/04/04	Optiplex gX270 2.80GHz-stock	$1,141.70
06/04/04	Optiplex gX270 2.80GHz-stock	$1,141.69
06/04/04	Optiplex gX270 2.80GHz-stock	$1,141.69
06/23/04	Network Switch	$8,480.55
06/18/04	Modular Backup Tape Library	$20,257.82
10/28/04	Drawer System—finance dept	$4,419.00
12/07/04	Corrosion Pump	$1,780.02
12/13/04	Rotary Evat	$3,152.10
12/13/04	Vacuum Pump	$4,284.50
12/13/04	Haake DC10-K20 cooling bath	$2,800.51
12/13/04	J-Kem0001 Temperature Controllers	$6,048.00
12/13/04	Biological Hood	$5,200.00
12/13/04	8 chamber Self Administration System	$46,243.86
12/13/04	CODA 6 Non Invasive BP System	$33,150.00
12/07/04	2 R-200C 24/40 Rot Eap	$6,918.50
12/03/04	Prep 18 Column	$4,545.00
12/03/04	VTI Comp System	$88,880.00

Subtotal		$832,228.00